UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MARSHALL FUNDS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

FORM OF PROXY SOLICITATION PHONE SCRIPT

PURPOSE OF CALL:  TO CONTACT SHAREHOLDERS WHO WERE SENT PROXY INFORMATION AND STATE THE IMPORTANCE OF VOTING.

“Hello, [shareholder name].  This is [caller’s name].  I am calling in regards to the proxy materials you should have received recently from Marshall Funds, Inc.

As you may know, the Marshall Funds Annual Meeting was scheduled for August 5, 2009, but had to be adjourned until October 5, 2009, for the [Name(s) of relevant fund(s): the Marshall Short-Intermediate Bond Fund, the Marshall Large-Cap Growth Fund, the Marshall Prime Money Market Fund and the Marshall Government Money Market Fund.]

I am calling you to let you know your vote is very important.  We would greatly appreciate it if you would please sign, date and mail the proxy card in the return envelope provided.  Your vote must be received by October 5, 2009.

If you need replacement proxy materials please let me know.
(Confirm current address and check after the call whether the materials were recently sent or if you need to arrange to have a duplicate set of material mailed to the shareholder.)

If you have any questions in regards to the materials, I would be happy to arrange for a conversation with a representative of the Marshall Funds to assist you further.”
(Inform the shareholder that a Marshall Funds representative will contact them shortly.  Thank the shareholder and end the call.  After the call, make arrangements to have a Marshall Funds representative contact the shareholder.)

FORM OF INSTRUCTIONS FOR LEAVING A MESSAGE

ON AN ANSWERING MACHINE

“Hello, this is [caller’s name].  I am calling on behalf of the Marshall Funds, Inc., in regard to its upcoming reconvened shareholder meeting on October 5, 2009.  Your vote is important.  At your earliest convenience please sign, date and mail the proxy card in the return envelope provided.  If you have not received your proxy materials, or have questions or need assistance, please call me at [caller’s phone number].  Thank you.”